                            AMENDED AND RESTATED BYLAWS

                                         OF

                        INTELLIQUEST INFORMATION GROUP, INC.




















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                                  TABLE OF CONTENTS
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                                                                            PAGE
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
ARTICLE 1.  STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.1.   ANNUAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.2.   SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.3.   NOTICE OF MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.4.   ADJOURNMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.5.   QUORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.6.   ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.7.   VOTING PROXIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
1.8.   FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD . . . . . . . 4
1.9.   LIST OF STOCKHOLDERS ENTITLED TO VOTE . . . . . . . . . . . . . . . . 5

ARTICLE 2.  BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . 5

2.1.   NUMBER OF QUALIFICATIONS. . . . . . . . . . . . . . . . . . . . . . . 5
2.2.   ELECTION  RESIGNATION; REMOVAL; VACANCIES . . . . . . . . . . . . . . 5
2.3.   REGULAR MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
2.4.   SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
2.5.   TELEPHONIC MEETINGS PERMITTED . . . . . . . . . . . . . . . . . . . . 7
2.6.   QUORUM; VOTE REQUIRED FOR ACTION. . . . . . . . . . . . . . . . . . . 7
2.7.   ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
2.8.   INFORMAL ACTION BY DIRECTORS. . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 3.  COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

3.1.   COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
3.2.   COMMITTEE RULES . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 4.  OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

4.1.   EXECUTIVE OFFICERS; ELECTION QUALIFICATIONS; TERM OF OFFICE;
       RESIGNATION; REMOVAL; VACANCIES . . . . . . . . . . . . . . . . . . . 8
4.2.   POWERS AND DUTIES OF EXECUTIVE OFFICERS . . . . . . . . . . . . . . . 8

ARTICLE 5.  STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

5.1.   CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.2.   LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW
       CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 6.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . 9

6.1.   RIGHT TO INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . 9
6.2.   PREPAYMENT OF EXPENSES. . . . . . . . . . . . . . . . . . . . . . . .10
6.3.   CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
6.4.   NON-EXCLUSIVITY OF RIGHTS . . . . . . . . . . . . . . . . . . . . . .10
6.5.   OTHER INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .10
6.6.   AMENDMENT OR REPEAL . . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE 7.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .10

7.1.   FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
7.2.   SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
7.3.   WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND
       COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
7.4.   INTERESTED DIRECTORS; QUORUM. . . . . . . . . . . . . . . . . . . . .11
7.5.   FORM OF RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . .11
7.6.   AMENDMENT OF BYLAWS . . . . . . . . . . . . . . . . . . . . . . . . .12
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                                     ARTICLE 1.

                                    STOCKHOLDERS

     1.1.   ANNUAL MEETINGS

     An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting's originally scheduled date (the date an adjourned meeting is reconvened will in no event be considered a meeting's "originally scheduled date"); provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholders' notice to the Secretary shall set forth as to each matter the stockholder proposes to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.1 The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this
Section 1.1, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

     1.2.   SPECIAL MEETINGS

     Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.


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     1.3.   NOTICE OF MEETINGS

     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     1.4.   ADJOURNMENTS

     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     1.5.   QUORUM

     Except as otherwise provided by law, the certificate of incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section
1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     1.6.   ORGANIZATION

     Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.


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     1.7.   VOTING; PROXIES

     Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by him which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of a majority of the stock having voting power present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these Bylaws, be decided by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting.
 Shares represented by proxies that reflect, with respect to a proposal, abstentions or limited voting authority, including "broker non-votes" (I.E., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) shall be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any proposal, shares represented by such proxies will be treated as not entitled to vote with respect to the proposal or proposals.

     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. All proxies must be filed with the Secretary at the beginning of each meeting in order to be counted in any vote at the meeting.

     1.8.   FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other


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purpose shall be at the close of business on the day on which the Board of
Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     1.9.   LIST OF STOCKHOLDERS ENTITLED TO VOTE

     The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during, ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                                     ARTICLE 2.

                                 BOARD OF DIRECTORS

     2.1.   NUMBER OF QUALIFICATIONS

     The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

     2.2.   ELECTION RESIGNATION; REMOVAL; VACANCIES

     The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made by or at the direction of the Board of Directors, by any committee of persons appointed by the Board of Directors or at the meeting by any stockholder of the Corporation entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 2.2 Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the


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Corporation.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting's originally scheduled date (the date an adjourned meeting is reconvened will in no event be considered a meeting's "originally scheduled date"); provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for elections of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at any annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

     2.3.   REGULAR MEETINGS

     Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

     2.4.   SPECIAL MEETINGS

     Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, and Vice President, the


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Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty four (24) hours before the special meeting.

     2.5.   TELEPHONIC MEETINGS PERMITTED

     Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

     2.6.   QUORUM; VOTE REQUIRED FOR ACTION

     At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     2.7.   ORGANIZATION

     Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     2.8.   INFORMAL ACTION BY DIRECTORS

     Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                     ARTICLE 3.

                                     COMMITTEES

     3.1.   COMMITTEES

     The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the


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member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

     3.2.   COMMITTEE RULES

     Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3 of these Bylaws.

                                     ARTICLE 4.

                                      OFFICERS

     4.1. EXECUTIVE OFFICERS; ELECTION QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES

     The Board of Directors shall elect a President and Secretary and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     4.2.   POWERS AND DUTIES OF EXECUTIVE OFFICERS

     The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.


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

                                     ARTICLE 5.

                                       STOCK

     5.1.   CERTIFICATES

     Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     5.2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES

     The corporation may issued a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                     ARTICLE 6.

                                  INDEMNIFICATION

     6.1.   RIGHT TO INDEMNIFICATION

     The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as is presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.


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     6.2.   PREPAYMENT OF EXPENSES

     The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

     6.3.   CLAIMS

     If a claim for indemnification or payment of expenses under this Article is not paid in fall, within sixty days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     6.4.   NON-EXCLUSIVITY OF RIGHTS

     The rights conferred on any person by this Article 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     6.5.   OTHER INDEMNIFICATION

     The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non profit enterprise.

     6.6.   AMENDMENT OR REPEAL

     Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                     ARTICLE 7.

                                   MISCELLANEOUS

     7.1.   FISCAL YEAR

     The fiscal year of the corporation shall be determined by resolution of the Board of Directors.


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     7.2.   SEAL

     The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

     7.3.   WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND
            COMMITTEES

     Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     7.4.   INTERESTED DIRECTORS; QUORUM

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

     7.5.   FORM OF RECORDS

     Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.


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     7.6.   AMENDMENT OF BYLAWS

     These Bylaws may be altered or repealed and new bylaws made by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.





















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